UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2023
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore,	Maryland	21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2023, MarketWise, Inc. (the “Company” or “MarketWise”) appointed Amber Lee Mason, MarketWise’s current Chief Operating Officer, to serve as Chief Executive Officer of the Company and a member of the Board of Directors of the Company, effective on February 15, 2023. Prior to her appointment as Chief Operating Officer, Ms. Mason, age 43, served as Vice President, Business Development from April 2021 to January 2023. She previously served as Managing Director and Managing Partner of Legacy Research Group from October 2014 to August 2021.
In connection with Ms. Mason’s appointment as Chief Executive Officer, on February 14, 2023, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved a letter agreement (the “Letter Agreement”) that supersedes Ms. Mason’s previous employment agreement, dated January 10, 2023. Under the Letter Agreement, Ms. Mason’s annual base salary will remain $500,000. Ms. Mason will be eligible to receive an annual cash incentive bonus, subject to annual review by the Committee, in an amount equal to 1.5% of net income of the Company, up to a maximum of $2.25 million dollars, and she will also be eligible for a discretionary bonus of up to an additional .25% of net income of the Company (payable in cash and/or equity). Ms. Mason will also be eligible to receive an annual award of Restricted Stock Units with a target economic value of $1.25 million dollars, subject to vesting requirements set forth in the applicable award agreement. In addition, the Letter Agreement provides for a relocation bonus of $400,000 in connection with Ms. Mason’s relocation to the Baltimore, Maryland area, which bonus is earned over the twelve-month period following the payment date. The relocation bonus may be subject to repayment on a pro rata basis in the event Ms. Mason’s employment terminates with the Company for any reason during such twelve-month period.
In connection with her appointment as Chief Executive Officer, Ms. Mason will remain eligible to participate in the Company’s Executive Severance Plan which was adopted on December 16, 2022 (the “Severance Plan”), pursuant to which, in the event of the termination of Ms. Mason’s employment by the Company without Cause or Ms. Mason’s resignation for Good Reason (each as defined in the Severance Plan), Ms. Mason will be entitled to receive (i) a lump-sum cash payment equal to 1.5 times her base salary (2 times her base salary if such termination occurs during the Change in Control Protection Period (as defined in the Severance Plan)), (ii) a pro-rated portion of her Target Cash Bonus (as defined in the Severance Plan) for the year of termination (2 times her Target Cash Bonus if such termination occurs during the Change in Control Protection Period), (iii) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (iv) continued vesting of outstanding time-based equity awards (or acceleration of vesting of outstanding time-based equity awards if such termination occurs during the Change in Control Protection Period), in each case, subject to Ms. Mason’s execution and non-revocation of a release of claims and Ms. Mason’s continued compliance with applicable restrictive covenants, including 18 month post-termination non-competition and non-solicitation covenants and perpetual confidentiality covenants. The Severance Plan also provides that, in the event of the termination of Ms. Mason’s employment due to death or Disability (as defined in the Severance Plan), Ms. Mason will be entitled to receive (i) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (ii) acceleration of vesting of outstanding time-based equity awards. The foregoing descriptions of the Letter Agreement and the applicable terms and conditions of the Severance Plan are qualified in their entirety by the full text of the Letter Agreement and the Severance Plan, which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.
Ms. Mason will not serve on any committee of the Board of Directors. In connection with Ms. Mason’s appointment as Chief Executive Officer and a member of the Board of Directors, Dr. Stephen Sjuggerud stepped down as interim Chief Executive Officer and resigned as a director of the Company. Dr. Sjuggerud’s resignation was not related to any matter regarding the Company’s financial condition, results of operations, internal controls, disclosure controls and procedures, policies or practices.
There are no arrangements or understandings between Ms. Mason and any other person pursuant to which Ms. Mason was selected as an officer. There are no transactions in which Ms. Mason has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
On February 15, 2022, the Company issued a press release announcing the events described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1*	Letter Agreement, dated as of February 14, 2023, by and between MarketWise, Inc. and Amber Lee Mason

10.2	MarketWise, Inc. Executive Severance Plan (incorporated by reference to Exhibit 10.1 to the Issuer’s current report on Form 8-K filed on January 13, 2023).

99.1	MarketWise, Inc. press release, dated February 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: February 15, 2023	By:	/s/ Gary Anderson
	Name:	Gary Anderson
	Title:	General Counsel and Corporate Secretary